SCHEDULE 14C
                         (RULE 14C-101)
          INFORMATION REQUIRED IN INFORMATION STATEMENT
                    SCHEDULE 14C INFORMATION

         INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission
     Only (as permitted by Rule 14c-5 (d) (2))
[x] Definitive Information Statement

                           ECOM, INC.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant(s))

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on the table below per Exchange Act Rules 14c-
     5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:
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                           ECOM, INC.
                  1776 PARK AVENUE, UNIT #4
                      PARK CITY, UT 84060


                      INFORMATION STATEMENT

              **WE ARE NOT ASKING FOR A PROXY AND
           YOU ARE REQUESTED NOT TO SEND US A PROXY**


INTRODUCTION

This Information Statement is being furnished to the stockholders of record of Ecom, Inc. (the "Company") as of February 29, 2000, in connection with the adoption of the Certificate of Amendment of the Articles of Incorporation (the "Articles of Amendment") by the written consent of the holders of a majority interest of the Company's voting capital stock consisting of the Company's outstanding Common Stock, $0.01 par value (the "Common
Stock"). On February 17, 2000, the Company's Board of Directors approved and recommended that the Articles of Incorporation be amended and restated in order to:

     .    Increase the number of the Company's authorized
          Common Shares, from twenty million (20,000,000) to eighty million (80,000,000) shares; and

     .    Increase the number of the Company's authorized
          Preferred Shares, from five million (5,000,000) to twenty million (20,000,000) shares.

The Certificate of Amendment of the Articles of Incorporation were approved by written consent on February 17, 2000, of the stockholders owning a majority of the outstanding Common Stock, and the Certificate of Amendment of the Articles of Incorporation will be filed and accepted by the Nevada Secretary of State not to become effective until March 31, 2000.

The elimination of the need for a special meeting of stockholders to approve the Certificate of Amendment of the Articles of Incorporation is made possible by Nevada General Corporate Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to NRS 78.385 and 78.390, a majority of the outstanding shares of voting stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and time involved in holding a special meeting and in order to effect the Articles of Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the voting stock of the Company.

On February 17, 2000, there were 17,437,450 outstanding shares of Common Stock issued and outstanding and approximately 50 holders of record of Common Stock. The Company has no Preferred Stock issued or outstanding. The approval of the Articles of Amendment requires the written consent of the holders of a majority of the outstanding shares of the Common Stock, and each share of the Common Stock was entitled to one vote with respect of the approval of the Certificate of Amendment of the Articles of Incorporation.
By written consent in lieu of a meeting, four stockholders of 14,005,000 shares of the Common Stock, representing approximately 80.3% of the outstanding voting power, have approved the listed 1 corporate actions.

Under applicable federal securities laws, the Certificate of Amendment of the Articles of Incorporation cannot be effected until at least 20 calendar days after this information statement is sent or given to the stockholders of the Company. The approximate date this information statement is first being sent or given to stockholders is March 10, 2000.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

In February, 2000, the Board of Directors approved, subject to the approval of the Company's stockholders, the Certificate of Amendment of the Articles of Incorporation, which amends and/or adds certain provisions of the Articles of Incorporation to:

     . Increase the number of the Company's authorized common shares, from twenty million (20,000,000) to eighty million (80,000,000) shares; and,

     .    Increase the number of the Company's authorized
          Preferred Shares, from five million (5,000,000) to twenty million (20,000,000) shares.

In February, 2000, stockholders owning a majority of the outstanding Common Stock approved the Certificate of Amendment of Articles of Incorporation. A copy of the Certificate of Amendment of Articles of Incorporation is attached to this document as Exhibit "A".

EFFECT OF THE CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

After the Amended Articles of Incorporation becomes effective, the the Company will have eighty million (80,000,000) Common shares authorized and twenty million (20,000,000) Preferred shares authorized. This change does not effect the relative rights or privileges of the holders of currently outstanding Common Stock.

REASON FOR THE AMENDMENT AND RESTATED ARTICLES

The Board of Directors has unanimously approved, subject to Stockholder approval, an amendment to Ecom's Articles of Incorporation changing the number of authorized Common Shares, $0.01 par value, from twenty million to one eighty million shares; and, the number of authorized Preferred Shares, $0.01 par value, from five million to twenty million shares. The proposed changes to Ecom's Articles of Incorporation has been incorporated into the proposed Certificate of Amendment of Articles of Incorporation of Ecom's Articles of Incorporation included as Exhibit "A".

Increasing the number of authorized shares will give the Company added flexibility to enhance its capitalization.

In making this decision, the Board of Directors was principally influenced by the need that at sometime in the future, the Company may need to seek additional equity capital in order to expand its operations. The additional number of authorized shares will give the Company added Flexibility to utilize these common shares to help it finance and capitalize the Company.

Given these considerations, the Board of Directors and affirmed by 80.3 percent of the outstanding and issued Common Stock, has decided that its would be in the best interests of Ecom and its stockholders for Ecom to increase its number of its $0.01 par value, authorized Common Shares from twenty million to eighty million shares; and, to increase its number of its $0.01 par value, authorized
Preferred Shares from five million to twenty million shares.

                              By Order of the Board of Directors,

                              By: /s/ Ian Archibald
                              ----------------------------
                              Ian Archibald, President
Park City, Utah
February 29, 2000

                                  EXHIBIT "A"


                          CERTIFICATE OF AMENDMENT
                                   OF THE
                         ARTICLES OF INCORPORATION
                                     OF
                                 ECOM, INC.

 (Pursuant to NRS 78.385 and 78.390 -- After Issuance of Stock)

         We the undersigned do hereby certify that:

1. Ecom, Inc. (the "Corporation") is a corporation formed under the laws of the State of Nevada, and its Articles of Incorporation were filed in the office of the Secretary of State on October 6, 1998.

         2. The Articles of Incorporation are hereby amended by deleting the existing ARTICLE IV and replacing it in its entirety with the following amendments:

          "ARTICLE 4: Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 80,000,000 shares of Common Stock having a $.001 par value, and 20,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."

         3. This amendment to the Articles of incorporation has been duly adopted in accordance General Corporation Law of the State of Nevada.

         4. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: 17,437,450; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         5. The number of shares voted for such amendments was 14,005,000 (80.3%) and the number voted against such amendment was 0.


         The undersigned has signed this Article on March 16, 2000.


                                     /s/ Ian Archibald
                                     ---------------------------
                                     Ian Archibald, President





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